AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT
This Amendment No. 1 to Stockholders Agreement (this “Amendment”) is entered into as of March 2, 2026, by and among FIGS, Inc., a Delaware corporation (the “Company”), Baron Capital Management, Inc., a New York corporation (“BCM”) and BAMCO, Inc., a New York corporation (“BAMCO”). Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Stockholders Agreement (as defined below).
RECITALS
WHEREAS, the Company, BCM and BAMCO entered into that certain Stockholders Agreement, dated as of February 26, 2025 (the “Stockholders Agreement”);
WHEREAS, the Stockholder Group owns shares of Class A Common Stock on behalf of themselves and their limited partners, members, shareholders or other equityholders (collectively, the “Investors”);
WHEREAS, pursuant to the terms of the Stockholders Agreement, the Stockholder Group may (x) make a Permitted Distribution in Kind to the Investors or (y) sell shares of Class A Common Stock, other than the Put-Call Shares, and distribute the proceeds of such sale to the Investors, in each case resulting in the loss of beneficial ownership by the Stockholder Group over such shares of Class A Common Stock (each such event, an “Investor Redemption”); and
WHEREAS, the Company, BCM and BAMCO desire to enter into this Amendment to permit the Stockholder Group to acquire shares of Class A Common Stock solely to replace an equal number of shares of Class A Common Stock subject to an Investor Redemption.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

1.Section 2.2(a) of the Stockholders Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double underlined text) to read as follows:
During the period of time beginning on the Term Sheet Date and ending on the Transfer Termination Date, the Stockholder Group shall not, directly or indirectly, without the prior written consent of, or waiver by, the Company, (i) acquire, or agree to acquire, propose or offer to acquire, or facilitate the acquisition (including through Beneficial Ownership) of, Equity Securities or derivative long equity instruments of the Company (other than (w~~x~~) Equity Securities covered by the Put-Call Agreement, (x~~y~~) pursuant to a Permitted Transfer, ~~or~~ (y~~z~~) as a result of a stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company or (z) an aggregate number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock that were (i) sold in connection with an Investor Redemption or (ii) distributed to an Investor in an Investor Redemption, provided, however, that in the case of an acquisition pursuant to (z)

above, in no event may the Stockholder Group acquire any additional shares of Class A Common Stock if such acquisition would result in the Stockholder Group beneficially owning greater than 59,959,449 shares of Class A Common Stock); or (ii) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing.
2.Effect on Stockholders Agreement. Except as expressly modified or amended by this Amendment, the Stockholders Agreement shall remain in full force and effect, and the Stockholders Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects. To the extent this Amendment conflicts with any provisions of the Stockholders Agreement, the provisions of this Amendment shall prevail.
3.Entire Agreement. This Amendment and the Stockholders Agreement and the other documents expressly referred to herein or therein and other documents entered into as contemplated by the Stockholders Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the matters addressed herein or therein, and no party shall be bound by any verbal statement or agreement made heretofore.
4.Miscellaneous. Section 6.7 (Severability), Section 6.8 (Counterparts), Section 6.10 (Governing Law; Jurisdiction) and Section 6.11 (Waiver of Jury Trial) of the Stockholders Agreement shall apply to this Amendment, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment, or have caused this Amendment to be signed and delivered by their respective authorized officers, effective as of the date first above written.
THE COMPANY:

FIGS, INC.

By: /s/ Catherine E. Spear
Name: Catherine E. Spear
Title: Chief Executive Officer

BARON CAPITAL MANAGEMENT, INC.

By: /s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: Chief Operating Officer

BAMCO, INC.

By: /s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: Chief Operating Officer